   Exhibit 99.1

May 11, 2015

COMPANY CONTACT
FutureFuel Corp.
Paul M. Flynn
(314) 854-8385 www.futurefuelcorporation.com

FutureFuel releases first quarter 2015 results

Reports net income of $8.1 million or $0.19 per diluted share, and adjusted EBITDA of $12.8 million

Conference call begins at 9:00 a.m. Eastern time May 12, 2015

CLAYTON, Mo. (May 11, 2015) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the three months ended March 31, 2015.

First Quarter 2015 Financial Highlights (all comparisons are with the first quarter of 2014)

●	Revenues were $54.1 million, down 34% from $82.2 million
●	Adjusted EBITDA was $12.8 million, up 27% from $10.1 million
●	Net income increased to $8.1 million, or $0.19 per diluted share, from $6.3 million, or $0.14 per diluted share.

“Our chemicals business executed well to offset a challenging quarter for the biofuels market and the decline in our legacy bleach activator business,” said Paul Flynn, Executive Vice President of Business and Marketing for FutureFuel Chemical Company.

2015 Regular Cash Dividends

 FutureFuel declared normal quarterly dividends of $0.06 per share for 2015. The remaining 2015 dividend will be paid in June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2015	Three months Ended March 31, 2014	Dollar Change	% Change
Revenues	$54,087	$82,197	$(28,110)	(34.2%)
Income from operations	$10,777	$7,451	$3,326	44.6%
Net income	$8,131	$6,274	$1,857	29.6%
Earnings per common share:
Basic	$0.19	$0.14	$0.05	35.7%
Diluted	$0.19	$0.14	$0.05	35.7%
Capital expenditures (net of customer reimbursements and regulatory grants)	$2,320	$2,478	$(158)	(6.4%)
Adjusted EBITDA	$12,836	$10,108	$2,728	27.0%

First Quarter Financial and Business Summary

Revenues for the three months ended March 31, 2015 were $54,087,000 as compared to revenues for the three months ended March 31, 2014 of $82,197,000, a decrease of 34%.

Revenues from chemicals increased 13% and accounted for 63% of total revenues in the first quarter of 2015 as compared to 37% in the first quarter of 2014. Within the chemicals segment, revenues for the three months ended March 31, 2015 changed as follows compared to the three months ended March 31, 2014: (i) revenues from the proprietary herbicides and associated intermediates increased 125% relative to the revenues recognized in the prior period; (ii) revenues from an industrial intermediate utilized in the antimicrobial industry and other custom chemicals increased 28%; (iii) revenues from the bleach activator decreased 27%; and (iv) revenues from the performance chemicals product group increased 9%. Our primary bleach activator customer informed us during the quarter that it would be terminating our supply contract at the end of this year. While the termination of our supply contract will adversely affect future revenue, discussions with our customer to extend our business relationship are ongoing.

Revenues from biofuels were $19,881,000, a decrease of $32,040,000 from the first quarter of 2014 and accounted for 37% of total revenues in the first quarter of 2015 as compared to 63% in the first quarter of 2014. We experienced lower sales volume in the first quarter of 2015 as compared to the first quarter of 2014, primarily as a result of reduced overall demand from our major customers and reduced average selling prices in the weakened renewable energy market, which tracked a global decline in fuel prices. The renewable fuel industry continues to suffer from the lack of the EPA’s final mandated volume for 2014 and 2015 and the lack of the $1.00 blenders’ tax credit (BTC). Revenues from biofuels benefitted in the first quarter of 2015 from the sales of refined petroleum products as a supplier on a common carrier pipeline. Such sales totaled $3,357,000 and $694,000 in the first three months of 2015 and 2014, respectively.

Net income for the quarter increased 30% to $8,131,000, or $0.19 per diluted share, from $6,274,000, or $0.14 per diluted share, in the first quarter of 2014. This increase in net income is attributable to the revenue changes noted above as well as the benefit from adjustments in our inventory carrying value as determined utilizing the LIFO method of inventory accounting. Regarding the LIFO adjustments, significant deflation in pricing indices resulted in reductions to cost of goods sold of $2,479,000 in the chemicals segment and $486,000, net of a lower of cost or market write-down, in the biofuels segment. No such reduction was recognized in the three months ended March 31, 2014. The LIFO benefit was minimized by higher uncapitalized operating costs stemming from reduced bleach activator and biodiesel plant production rates in the first quarter of 2015.

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Cash paid for capital expenditures	$2,539	$2,682
Cash received as reimbursement of capital expenditures	(219)	(204)
Cash paid, net of reimbursement, for capital expenditures	$2,320	$2,478

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $242,825,000 as of March 31, 2015, compared with $211,799,000 as of December 31, 2014.

Conference Call and Webcast

A conference call and webcast will be held May 12, 2015 beginning at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). To access the conference call, dial (877) 251-1860 (U.S. and Canada) or (224) 357-2386 (international callers). The webcast and supplemental slides will be available in the investor relations section of the company’s website at www.futurefuelcorporation.com. A replay of the call and webcast will begin approximately two hours after the live call has ended. To access the replay, dial (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international callers) and enter the conference ID number: 33670132.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom manufacturing”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes a bleach activator for a major detergent manufacturer, a proprietary herbicide and intermediates for a major life sciences company, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment involves predominantly the production of biodiesel. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2014 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document which reflect FutureFuel’s management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$160,444	$124,079
Accounts receivable, inclusive of BTC of $0 and $28,954, net of allowances of $0 and $0 at March 31, 2015 and December 31, 2014, respectively	16,495	51,308
Inventory	64,440	45,353
Marketable securities	82,381	87,720
Other current assets	13,146	23,005
Total current assets	336,906	331,465
Property, plant and equipment, net	127,565	127,371
Other assets	2,982	2,652
Total noncurrent assets	130,547	130,023
Total Assets	$467,453	$461,488

Liabilities and Stockholders’ Equity
Accounts payable	$34,148	$33,298
Other current liabilities	18,415	18,789
Total current liabilities	52,563	52,087
Deferred revenue – long-term	15,979	15,927
Other noncurrent liabilities	34,540	4,024
Total noncurrent liabilities	50,519	50,392
Total liabilities	103,082	102,479
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,722,388 issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	4	4
Accumulated other comprehensive income	3,658	4,259
Additional paid in capital	278,107	277,652
Retained earnings	82,602	77,094
Total stockholders’ equity	364,371	359,009
Total Liabilities and Stockholders’ Equity	$467,453	$461,488

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31:
	2015	2014 (as reclassified)
Revenues	$54,087	$82,197
Cost of goods sold and distribution	40,773	72,595
Gross profit	13,314	9,602
Selling, general and administrative expenses	1,822	1,449
Research and development expenses	715	702
	2,537	2,151
Income from operations	10,777	7,451
Other income, net	2,237	2,545
Income before income taxes	13,014	9,996
Provision for income taxes	4,883	3,722
Net income	$8,131	$6,274

Earnings per common share
Basic	$0.19	$0.14
Diluted	$0.19	$0.14
Weighted average shares outstanding
Basic	43,372,388	43,343,502
Diluted	43,382,283	43,393,580

Comprehensive Income
Net income	$8,131	$6,274
Other comprehensive loss from unrealized net losses on available-for-sale securities, net of tax benefit of $(375) in 2015 and of $(477) in 2014	(601)	(764)
Comprehensive income	$7,530	$5,510

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2015 and 2014

(Dollars in thousands)

(Unaudited)

	Three months ended March 31:
	2015	2014
Cash flows provided by operating activities
Net income	$8,131	$6,274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,301	2,360
Benefit for deferred income taxes	(5,831)	(1,724)
Change in fair value of derivative instruments	4,653	404
Other than temporary impairment of marketable securities	186	-
Loss (gain) on the sale of investments	(1,207)	49
Stock based compensation	477	-
Losses on disposals of fixed assets	44	5
Noncash interest expense	6	6
Changes in operating assets and liabilities:
Accounts receivable	33,709	11,247
Accounts receivable – related parties	1,104	504
Inventory	(19,087)	(319)
Income tax receivable	9,872	5,240
Prepaid expenses	350	346
Prepaid expenses – related party	(23)	187
Accrued interest on marketable securities	(56)	-
Other assets	(330)	(179)
Accounts payable	3,757	(2,532)
Accounts payable – related parties	(2,907)	8,198
Accrued expenses and other current liabilities	2,700	(634)
Accrued expenses and other current liabilities – related parties	369	28
Deferred revenue	2,868	1,998
Other noncurrent liabilities	16	1,998
Net cash provided by operating activities	41,102	31,458
Cash flows from investing activities
Collateralization of derivative instruments	(4,937)	(1,435)
Purchase of marketable securities	(13,324)	(7,677)
Proceeds from the sale of marketable securities	18,708	388
Capital expenditures	(2,539)	(2,682)
Net cash used in investing activities	(2,092)	(11,406)
Cash flows from financing activities
Minimum tax withholding on stock options exercised	(22)	(54)
Excess tax benefits associated with stock options	-	44
Payment of dividends	(2,623)	(5,201)
Net cash used in financing activities	(2,645)	(5,211)
Net change in cash and cash equivalents	36,365	14,841
Cash and cash equivalents at beginning of period	124,079	86,463
Cash and cash equivalents at end of period	$160,444	$101,304

Cash paid for interest	$-	$-
Cash paid for income taxes	$827	162

The accompanying notes are an integral part of these financial statements.

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Adjusted EBITDA	$12,836	$10,108
Depreciation and amortization	(2,301)	(2,360)
Non-cash stock-based compensation	(477)	-
Interest and dividend income	1,267	2,370
Interest expense	(6)	(6)
Loss on disposal of property and equipment	(44)	(5)
Gains (losses) on derivative instruments	719	(62)
Other income (expenses), net	1,020	(49)
Income tax expense	(4,883)	(3,722)
Net income	$8,131	$6,274

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Adjusted EBITDA	$12,836	$10,108
Benefit from deferred income taxes	(5,831)	(1,724)
Interest and dividend income	1,267	2,370
Income tax expense	(4,883)	(3,722)
Gains (losses) on derivative instruments	719	(62)
Change in fair value of derivative instruments	4,653	404
Changes in operating assets and liabilities, net	32,342	24,084
Other	1	-
Net cash provided by operating activities	$41,102	$31,458

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended March 31:
	2015	2014
Revenues
Chemicals	$34,206	$30,276
Biofuels	19,881	51,921
Revenues	$54,087	$82,197

Segment gross profit
Chemicals	$10,853	$9,034
Biofuels	2,461	568
Segment gross margins	13,314	9,602
Corporate expenses	(2,537)	(2,151)
Income before interest and taxes	10,777	7,451
Interest and other income	2,287	2,551
Interest and other expense	(50)	(6)
Provision for income taxes	(4,883)	(3,722)
Net income	$8,131	$6,274

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

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